Transylvania International, Inc.

Financial Statements

as of and for the years then ended

December 31, 2006 and 2005

Transylvania International, Inc.
Table of Contents
December 31, 2006 and 2005

Transylvania International, Inc.
Balance Sheets
December 31, 2006 and 2005

Assets	2006	2005
Current Assets
Cash	$3,105	$1,382

Total Current Assets	3,105	1,382

Real Property
Income property and improvements	722,044	722,044
Land	507,446	507,446
Accumulated depreciation	(583,650)	(551,642)

Total Real Property	645,840	677,848

Other Assets
Land - slag pile	397,531	397,531

Total Other Assets	397,531	397,531

Total Assets	$1,046,476	$1,076,761

Liabilities and Shareholders' Equity
Current Liabilities
Related party payable	$6,901	$26,467

Total Current Liabilities	6,901	26,467

Total Liabilities	6,901	26,467

Shareholders' Equity
Common stock - $1 par value, 1,000 shares
authorized; 1,000 shares issued and
outstanding	1,000	1,000
Other paid-in capital	5,715,304	5,715,304
Accumulated Deficit	(4,676,729)	(4,666,010)

Total Shareholders' Equity	1,039,575	1,050,294

Total Liabilities and
Shareholders' Equity	$1,046,476	$1,076,761

The accompanying notes are an integral part of these financial statements.

Transylvania International, Inc.
Statements of Operations and Accumulated Deficit
For the Years Ended December 31, 2006 and 2005

	2006	2005
Revenue
Rental revenue	$36,295	$34,745
Other income	-	894
Sales of real property	-	1,035,000
Cost of real property sold	-	(165,763)
Gross Profit	36,295	904,876
Operating Expenses
General and administrative	12,620	6,019
Rental property expenses	8,317	10,028
Rental property depreciation	32,007	35,031
Property taxes (refund)	(5,930)	28,318
Total Operating Expenses	47,014	79,396
Income (Loss) from Operations before
Other Income	(10,719)	825,480
Other Expense
Other receivable write-off	-	835,814
Total Other Expense	-	835,814
Loss Before Income Taxes	(10,719)	(10,334)
Income Tax Benefit (Provision)	-	-
Net Loss	(10,719)	(10,334)
Accumulated Deficit, Beginning of Period	(4,666,010)	(4,655,676)
Accumulated Deficit, End of Period	$(4,676,729)	$(4,666,010)

The accompanying notes are an integral part of these financial statements.

Transylvania International, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2006 and 2005

	2006	2005

Cash Flows from Operating Activities
Net Loss	$(10,719)	$(10,334)
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	32,007	35,031
Other receivables	-	9,000
Other receivable write-off	-	835,814
Basis in real property sold	-	110,000
Land proceeds paid out directly from escrow
in repayment of related party loans	-	(944,204)
Expenses paid directly by shareholder	-	27,563
Changes in operating assets and liabilities
Options deposit	-	(3,000)

Net Cash Provided by Operating Activities	21,288	59,870

Cash Flows from Financing Activities
Net decrease in related party loans	(19,565)	(61,071)

Net Cash Used by Financing Activities	(19,565)	(61,071)

Net Increase (Decrease) in Cash	1,723	(1,201)

Cash, Beginning of Period	1,382	2,583

Cash, End of Period	$3,105	$1,382

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for
Related party loans paid directly by shareholder	$-	$175,000

Related party loans paid directly by shareholder	$-	$(175,000)

Paid-in capital increased by contribution of
related party shareholder loans	$-	$131,304

Related party shareholder loans decreased
by contribution to paid-in capital	$-	$(131,304)

The accompanying notes are an integral part of these financial statements.

Transylvania International, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

1.	Summary of Significant Accounting Policies

This summary of significant accounting policies of Transylvania International, Inc. (the Company) is presented to assist in understanding the Company's financial statements.

Business Activity

The Company was incorporated on October 21, 1982 and has invested in real property consisting of mineral land, vacant land and income producing properties.

The Company operated as an S corporation for federal and state income tax purposes until December 15, 2003 at which time it transferred share ownership to a nonqualifying shareholder and became taxable as a C corporation.

The Company has incurred cumulative net losses since inception of approximately $4.7 million from rental property operations and holding of mineral land and has relied upon shareholder funding and sales of investment property to sustain operations and holding costs.

Income Taxes

Until December 15, 2003, the Company, with the consent of its shareholder, had elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholder of the corporation is taxed on its share of the Company’s taxable income.

After December 15, 2003, the Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Significant items subject to such estimates and assumptions include carrying amount of real property and mineral assets and deferred income tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Transylvania International, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

Real Property and Mineral Assets

Real property and mineral assets are stated at cost. Depreciation is calculated using straight-line and declining balance methods over estimated useful lives ranging from 5 to 39 years. The Company records all property acquisitions at the original cost of the acquisition. Expenditures for property betterments and renewals are capitalized. Upon sale or disposition of a depreciable asset or asset held for investment, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the financial statements.

Impairment of Long-Lived Assets

The Company applies the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with Statement 144, long-lived assets, such as property, plant, and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset or investment value of the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charge was recognized during 2006 or 2005.

Revenue Recognition

Revenue is recognized when rents are received or receivable for the period earned, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the revenue is fixed or determinable.

Uncollectible Loans

The Company periodically reviews collectiblity of amounts due to it in the form of loans or advances for collectiblity. When it is determined based on review of the terms, facts and circumstances that a loan amount is either partially or totally uncollectible, the Company either records a total write-off of the loan or an allowance against the loan balance.

2.	New Accounting Standards

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (SAB 108). SAB 108 considers the effects of prior year misstatements when quantifying misstatements in current year financial statements. It is effective for fiscal years ending after November 15, 2006. The Company does not believe the adoption of SAB 108 will have a material impact on its financial statements.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The provisions of FIN 48 will be effective for financial statements issued for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of FIN 48 on its financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154). SFAS 154 requires retrospective application to prior-period financial statements of changes in accounting principle, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not currently believe that the adoption of SFAS 154 will have a material impact on its financial statements.

Transylvania International, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

3.	Property Rental Arrangements and Leases

The Company has the following lease and rental arrangements:

Clarkdale Arizona Central Railroad - Lease

The Company has a month-to-month rental agreement with Clarkdale Arizona Central Railroad. The rental payment is $1,700 per month.

Commercial Building - Lease

The Company rents commercial building space to two tenants. The rental arrangements for both tenants stem from expired leases and are month-to-month. Rent under these agreements totaled $1,260 per month.

Land Lease - Wastewater Effluent

The Company entered into a lease on August 25, 2004 with the Town of Clarkdale, AZ (Clarkdale). The Company provides approximately 60 acres of land to Clarkdale for disposal of Class B effluent. In return, the Company has first rights to purchase up to 46,000 gallons per day of the effluent for its use at fifty percent (50%) of the potable water rate. In addition, if Class A effluent becomes available, the Company may purchase that at seventy five percent (75%) of the potable water rate.

The term of the lease is 5 years with a one year extension available. At such time as Clarkdale no longer uses the property for effluent disposal, and for a period of twenty five (25) years measured from the date of the lease, the Company has a continuing right to purchase Class B , and if available, Class A effluent at then market rates.

4.	Income Taxes

The Company is a Nevada corporation operating primarily in the state of Arizona and files federal and Arizona income tax returns. Nevada does not impose a corporate income tax.

The provision for income taxes consisted of the following at December 31,

	2006	2005

Federal - deferred benefit (provision)	$(3,455)	$(3,268)
State - deferred benefit (provision)	(708)	(670)
Expected non-utilization of loss carryforwards	4,163	3,938

Provision for income taxes	$-	$-

Temporary differences giving rise to deferred tax assets and liabilities are due to differences in the recognition period of certain expenses. These differences relate primarily to net operating loss carryforward amounts.

Transylvania International, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

The components of the net deferred tax assets at December 31 were as follows:

	2006	2005

Gross deferred federal income tax assets - current	$62,892	$-
Gross deferred state income tax assets - current	12,889	-
Less: valuation allowance	(75,781)	-

Net current deferred income tax asset	$-	$-

Gross deferred federal income tax assets - long term	$-	$59,437
Gross deferred state income tax assets - long term	-	12,181
Less: valuation allowance	-	(71,618)

Net long term deferred income tax asset	$-	$-

As of December 31, 2006 and 2005, the Company had net operating loss carryforwards of approximately $185,000 and $175,000, respectively for both federal and Arizona income taxes. The net operating loss carryforwards expire between 2024 and 2026.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards. Utilization of the net operating loss carryforwards may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss carryforwards before utilization.

Valuation Allowance

A valuation allowance must be provided when it is more likely than not that the net deferred tax asset will not be realized.

A full valuation allowance has been established for the deferred tax assets generated by net operating loss carryforwards due to the uncertainty of future utilization.

In subsequent periods, the Company may reduce the valuation allowance, provided that utilization of the deferred tax is more likely than not. As a result of this valuation allowance, there has been a reduction of the income tax expense or benefit for the periods presented.

Transylvania International, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

5.	Concentration of Activity

The Company's principal revenue source is the rental of commercial real estate, holding of land and a mineral asset in Clarkdale Arizona.

6.	Write-off of Loans Receivable

During 2005 the Company exhausted collection efforts and determined that two separate loans in the amount of $250,000 and $594,814 were not collectible. The $250,000 note was settled for recovery of $5,000 of which $1,000 was applied to legal fees. The $594,814 loan was written off in its entirety. The Company recognized $835,814 in bad debt expense.

7.	Significant Sales of Real Property

During 2005, the Company sold two parcels of unimproved land. One parcel was sold for approximately $35,000 and the other for approximately $1,000,000. The net proceeds were primarily used to repay advances made by members of the LLC stockholder of the company.

8.	Related Party Advances

During 2006 and 2005 as well as previous years, Verde River Iron Company, LLC (VRIC), the LLC shareholder and an Gerald A. Lembas, (an equity member of VRIC) advanced funds to the Company for operations and land holding costs.

Related party advance transactions and balances consisted of the following at December 31,

			2006	2005

VRIC	Balance	January 1,	$-	$697,944
Repayments			-	(566,640)
Capitalized as paid-in capital			-	(131,304)

	Balance	December 31,	$-	$-

Gerald A. Lembas (a member
of VRIC)	Balance	January 1,	$26,467	$437,538
Repayments			(19,566)	(411,071)

	Balance	December 31,	$6,901	$26,467

9.	Real Property Deed of Trust

Gerald A. Lembas, a member of VRIC holds a deed of trust against substantially all of the real property of the Company in the amount of $9,600,000. The basis of this encumbrance placed on the property by Mr. Lembas is related to funding he had infused into the Company over a long period of time and appreciation of the property value. Mr. Lembas converted the bulk of his funding to paid-in capital in 2003, but retained the deed of trust.

The terms of the potential ownership change discussed further in Note 10, provide for release of this deed of trust as part of the overall transaction.

Transylvania International, Inc.
Notes to Financial Statements
December 31, 2006 and 2005

10.	Subsequent Event - Potential Ownership Change

During 2006 and subsequent to year-end, the Company has been in discussion with a publicly traced company regarding the potential sale of the Company.

In November 2006, the shareholder of the Company entered into an option agreement to sell 100% of the issued and outstanding the shares of the Company.

The potential purchaser had a due diligence period until January 8, 2007 to provide the Company notice of intent to exercise the option. The potential purchaser provided the Company notice of intent to exercise the option on January 8, 2007.

Pursuant to the option agreement the potential purchaser advanced a deposit of $200,000 for benefit of the shareholder of the Company. This deposit was fully refundable until the end of the due diligence period, after notice of intent was provided, the deposit is non-refundable and will be credited to the purchase price of the Company upon closing of the transaction.

The agreement provides for a closing date of January 15, 2007 with available extension to February 15, 2007 pending completion of audited financial statements of the Company in the form acceptable to meet all securities law filing requirements.